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                                                                EXHIBIT (10)-4

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective July 7, 1998 (the "Effective Date"), by and between THE BANK, an Alabama banking corporation ("Bank"), and THE BANC CORPORATION, an Alabama corporation (the "Corporation"; hereinafter together with the Bank collectively referred to as "Employer"); and
W. T. CAMPBELL, JR., ("Executive").


                                    RECITALS

         WHEREAS, Pursuant to that certain Second Amended and Restated Reorganization Agreement and Plan of Merger dated as of June 16, 1998 among the Corporation, Warrior Capital Corporation and City National Corporation ("CNC") (the "Merger Agreement"), the parties have agreed that CNC shall merge with and into the Corporation and City National Bank of Sylacauga shall be merged with and into The Bank;

         WHEREAS, The Bank is a wholly-owned subsidiary of the Corporation; and

         WHEREAS, Executive has been and continues to serve as the Chairman of the Board of the City National Bank of Sylacauga and, Executive and Employer have agreed to enter into this Agreement;


                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual recitals and covenants contained herein, the parties hereby agree as follows:

         1. EMPLOYMENT. Employer agrees to employ Executive and Executive agrees to be employed by Employer, subject to the terms and provisions of this Agreement.

         2. TERM. The employment of Executive by Employer as provided in Section 1 will be a period of three (3) years commencing on the Effective Time (as defined in the Merger Agreement), and terminable by Employer only upon prior notice for a period equal to the remaining term or otherwise as provided in
Section 7.

         3. DUTIES, EXTENT OF SERVICES. Executive shall perform for Employer all duties incident to the position of Chairman of the Board of The Bank of Sylacauga. In addition, Executive shall engage in such other services for Employer or its affiliates as Employer from time to time shall reasonably direct. Executive shall devote appropriate time, attention, and energy, to Employer's business; provided that nothing contained herein is intended to prohibit Executive from spending a reasonable amount of time managing his law practice, or other business ventures, personal investments and discharging his civic responsibilities.

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         4. COMPENSATION.

         During the Term of this Agreement:

         a. Executive's annual cash compensation shall be an amount not less than $135,000.00 (includes base salary only).

         b. Life Insurance: Term life insurance as currently provided by CNC.

         c. Health Insurance: Fully paid (customary plan).

         d. Retirement: Standard plans offered by Employer, including profit-sharing, 401K, etc.

         e. Vacation, sick days, holidays: pursuant to Employer's standard policies.

         f. Full participation in other executive level compensation plans, privileges and benefits offered by Employer and its affiliates until termination of agreement.

         5. DISCLOSURE OF INFORMATION. Executive will not, during or after the term of this Agreement, (i) disclose any written confidential information of Employer to any person, firm, corporation, association, or other entity not employed by or affiliated with Employer for any reason or purpose whatsoever, or
(ii) use any written confidential information for any reason other than to further the business of Employer. Executive agrees to return any written confidential information, and all copies thereof, upon the termination of Executive's employment (whether hereunder or otherwise).

         6. COMPETITION. Except as specifically provided otherwise in this Agreement, during the period of his employment by Employer and for such time as Employer is paying to Executive all of the compensation provided in Section 4, Executive will not, directly or indirectly, carry on or engage in similar business or solicit or do similar business with any customer of The Bank or the Corporation's bank subsidiaries in any counties where The Bank or the Corporation's bank subsidiaries have places of business on the date of termination.

         7. TERMINATION.

            a. Employer shall be obligated to comply with all provisions of this Agreement and may terminate Executive only For Cause. "For Cause" shall mean (i) any act on the part of Executive which constitutes fraud or willful malfeasance of duty or an act of moral turpitude and is demonstrably likely to lead to material injury to The Bank or the Corporation, (ii) a felony conviction of Executive; or (iii) the suspension or removal of Executive by federal or state


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         banking regulatory authorities; provided, that "For Cause" shall not include Executive's medical disability.

            b. If Employer terminates Executive's employment hereunder "For Cause" or if Executive terminates his employment hereunder Executive shall not be entitled to any further compensation from Employer and the provisions of Section 6 shall survive for one year following the date of such termination.

            c. If Employer terminates Executive other than "For Cause", (i) all rights and obligations specified in Section 6 shall survive any such termination for three years following the date of such termination and,
         (ii) Executive shall continue to receive the compensation provided for in Section 4, paragraphs a through f, for three years following the date of such termination.

            d. The provisions of Section 5 shall survive regardless of any termination of Executive's employment hereunder, whether voluntary or involuntary.

         8. NOTICE. For the purpose of this Agreement, notices and demands shall be deemed given when mailed by United States mail, addressed in the case of Bank to The Bank, P.O. Box 490, Warrior, Alabama 35180-0490, Attention:
Chairman of the Board of Directors, with a copy to the Corporation at The Banc Corporation; P.O. Box 490, Warrior, Alabama 35180-0490, Attention: Chief Executive Officer; or in the case of Executive, to W. T. Campbell, Jr., 2219 Lang Circle, Sylacauga, AL 35150.

         9. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Alabama. This Agreement supersedes and cancels any prior employment agreement or understanding entered into between Executive and Employer or Executive and CNC or CNB.

         10. VALIDITY. The invalidity of any provision or provisions of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

         11. PARTIES. This Agreement shall be binding upon and shall inure to the benefit of any successors or assigns to The Bank or the Corporation. Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement or any portion hereof.

         12. DEFINITIONS. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.





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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Executive and by a duly authorized officer of each of Bank and the Corporation as of the date first above written.


Witness:                               "Executive":


/s/  Kim H. Menis                      /s/  W. T. Campbell, Jr.
-----------------------------          ----------------------------------------
                                       W. T. Campbell, Jr.

                                       "Bank":

Attest:                                THE BANK

By: Marie Swift                        By:  /s/ James A. Taylor
  ---------------------------             -------------------------------------
Its: Secretary                         Its: Chairman of the Board of Directors

(Corporate Seal)

                                       "Corporation"

Attest:                                THE BANC CORPORATION

By:                                    By:  /s/ James A. Taylor
  ---------------------------             -------------------------------------
Its: Secretary                         Its: Chairman of the Board of Directors

(Corporate Seal)






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